CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in this Post-Effective Amendment No. 21 to the Registration Statement No. 333-64751 on Form N-4 of (1) our reports dated
April 9, 2008 relating to the financial statements of Separate Account No. 49 and No. 45 of AXA Equitable Life Insurance Company for the year ended December 31, 2007, and (2) our report dated March 12, 2008 relating to the consolidated financial statements of AXA Equitable Life Insurance Company for the year ended December 31, 2007. We also consent to the incorporation by reference in the Supplement of our reports dated March 12, 2008 appearing on page F-1 and page F-57 of AXA Equitable Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings "Incorporation of certain documents by reference" in the Supplement, and "Custodian and Independent Registered Public Accounting Firm" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
New York, New York
April 23, 2008